UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

GENERAL MOLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32986 (Commission File Number)	91-0232000 (I.R.S. Employer Identification No.)

1726 Cole Boulevard, Suite 115
Lakewood Co 80401

(Address of Principal Executive Offices, including Zip Code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

Rights Agreement

On March 3, 2010, the Board of Directors (the “Board”) of General Moly, Inc. (the “Company”) authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”) to stockholders of record at the close of business on March 15, 2010 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of one share of Series A junior participating preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), at a purchase price equal to $15.00 per Right, subject to adjustment (the “Exercise Price”).  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated March 4, 2010, between the Company and Registrar and Transfer Company, as Rights Agent.  In addition, one Right will be issued with each share of Common Stock that becomes outstanding after the Record Date, and prior to the earliest of the Distribution Date (as defined below), the date the Rights are redeemed or the Final Expiration Date (as defined below).  The Rights trade automatically with shares of Common Stock and become exercisable only under the circumstances described below.

Exercise of Rights

Until a Right is exercised, the holder of such Right will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.  Until the distribution date, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate rights certificates (“Rights Certificates”) will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the Company’s outstanding Common Stock (other than as a result of repurchases of stock by the Company, purchases by Hanlong (Australia) Resources Pty Ltd. (“Hanlong”) or its affiliates pursuant to a Securities Purchase Agreement dated as of March 4, 2010 (the “Purchase Agreement”) or actions determined to be inadvertent by the Board by a person or group of affiliated or associated persons and such person or group promptly sells shares of the Company’s Common Stock until such person or group owns less than 20% of the Company’s outstanding Common Stock) or (ii) ten business days following the announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Detachment and Transfer of Rights

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

Anti-takeover Effects

The Rights have certain anti-takeover effects.  The Rights will cause dilution to a person or group that attempts to acquire the Company in a transaction which the Board does not approve as in the best interests of the Company and its stockholders, as discussed in detail below.

“Flip-in” Rights

In the event that a person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash or other of the Company’s securities) having a market value equal to two times the exercise price of the Right.  However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Board as set forth below.  All Rights that are or were beneficially owned by any Acquiring Person will be null and void.

“Flip-over” Rights

In the event any person or group becomes an Acquiring Person and the Company merges into or engages in certain other business combinations with an Acquiring Person, or 50% or more of the Company’s consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon exercise, common stock (or an equivalent equity interest) of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of Common Stock, or, under certain circumstances, cash, property or other securities of the Company, including fractions of a share of preferred stock, per Right.

The Rights will not be exercisable until the Distribution Date.  Unless such date is extended or the Board redeems or exchanges them before that time, the Rights will expire at 5:00 P.M. (New York City time) on the earlier of December 31, 2011 or the date of the completion by Hanlong or its affiliates of the acquisition of twenty-five percent of the Company’s common stock pursuant to the terms and conditions of the Purchase Agreement (the “Final Expiration Date”).

Redemption of Rights

At any time before a person or group becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish.  Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Amendment of Rights

The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights, except that after a person or group becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than void Rights of an Acquiring Person) without the consent of such holders.  After the period for redemption of the Rights has expired, the Board may not amend the Rights Agreement to extend the period for redemption of the Rights.

A copy of the Rights Agreement is attached hereto as Exhibit 4.1.  This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Terms of the Preferred Stock

In connection with the stockholder rights plan described herein, the Board designated 200,000 shares of preferred stock as Series A junior participating preferred stock, as set forth in the Certificate of Designation of Series A junior participating preferred stock (the “Certificate of Designation”) which will be filed with the Secretary of State of the

State of Delaware and is attached hereto as Exhibit 3.1.  The Certificate of Designation is incorporated herein by reference.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with its adoption of the Rights Agreement, the Company will file the Certificate of Designation with the Secretary of State of the State of Delaware, whereby the Company creates, authorizes and provides for 200,000 shares of Series A junior participating preferred stock, and set forth the rights, preferences and qualifications, limitations and restrictions on such Series A Junior Participating Preferred Stock.  The information regarding the Series A Junior Participating Preferred Stock set forth in Item 1.01 is incorporated by reference into this Item 5.03.  The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 5, 2010, the Company issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated March 4, 2010, between the Company and Registrar and Transfer Company, as Rights Agent

99.1	Press Release issued by the Company on March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Date: March 4, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Rights Agreement, dated March 4, 2010, between the Company and Registrar and Transfer Company, as Rights Agent

99.1	Press Release issued by the Company on March 5, 2010.